GERSTLE,  ROSEN  &  ASSOCIATES,  P.A.
                         Certified  Public  Accountants
================================================================================
MARK  R.  GERSTLE,  C.P.A.                            ROBERT  N.  ROSEN,  C.P.A.




                         INDEPENDENT  AUDITORS'  CONSENT


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report of Telecom Wireless Corporation and Subsidiary dated September 22, 1998, appearing in the Company's Registration Statement on Form SB-2 (SEC File No. 333-91717). We also consent to the reference to us under the caption "Experts" in the Reoffer Prospectus.


                                     /s/ Gerstle, Rosen & Associates, P.A.

                                     Gerstle,  Rosen  &  Associates,  P.A.

Aventura,  Florida
March  14,  2000